Exhibit 10d-i, Exhibit 10e-i, Exhibit 10h-i, Exhibit 10l-i

AMENDMENT TO PLANS

On August 22, 2002, the Company's Board of Directors approved an amendment to the Rogers Corporation: (i) 1988 Stock Option Plan, as restated September 14, 1989, (ii) 1990 Stock Option Plan-Restatement No. 3, (iii) 1994 Stock Compensation Plan, as restated October 17, 1996, and (iv) 1998 Stock Incentive Plan. Capitalized terms used in this description and not otherwise defined have the meaning set forth in the respective plans. The purpose of the amendment was to clarify and confirm that the definition of "fair market value" of the Company's Capital Stock shall be equal to the "last" selling price, the price at "close", or such other equivalent reported price, in each case as quoted in the New York Stock Exchange Composite Transactions section of "The Wall Street Journal" newspaper for the business day immediately preceding the valuation and in the event there is no such reported price then as determined in good faith by the Company.